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             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


LDI Corporation:


We consent to the incorporation by reference in Registration Statements No. 33-17840 and No. 33-26911 of LDI Corporation on Forms S-8 of our report dated May 2, 1994, appearing in this Annual Report on Form 10-K of LDI Corporation for the year ended January 31, 1994.



Deloitte & Touche




Cleveland, Ohio
May 2, 1994